EXHIBIT 10.16

                  MB FINANCIAL, INC.

                            AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

                                 INCENTIVE STOCK OPTION AGREEMENT

ISO NO. ________

This option, intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is granted as of _____________________ by MB Financial, Inc. (the "Company") to ________________ (the "Optionee"), in accordance with the following terms and conditions:

1.  Option Grant and Exercise Period.  The Company hereby grants to the Optionee an Option (this "Option") to purchase, pursuant to the MB Financial, Inc. Amended and Restated Omnibus Incentive Plan (as the same may from time to time be amended, the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of _________ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Company at the price of $_______ per share (the "Exercise Price").  A copy of the Plan, as currently in effect, is incorporated herein by reference, and either is attached hereto or has been delivered previously to the Optionee. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

Except as set forth in Section 5 below, this Option shall be exercisable only during the period (the "Exercise Period") commencing on _________________ and ending at 5:00 p.m., Chicago, Illinois time, on ___________________, such later time and date being hereinafter referred to as the "Expiration Date."

During the Exercise Period, this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement.  In the event this Option or any portion thereof fails to qualify as an Incentive Stock Option for any reason whatsoever, this Option or such portion thereof shall automatically be deemed a Non-Qualified Stock Option.  For example, to the extent that this Option or any portion thereof becomes or remains exercisable after the expiration of three months following the Optionee’s termination of employment (other than by reason of death  or Disability with respect to that portion of this Option that is exercisable at time of death or Disability), this Option shall no longer qualify as an Incentive Stock Option but shall deem to be a Non-Qualified Stock Option for tax purposes.

2.  Method of Exercise of This Option.  This Option may be exercised during the Exercise Period by providing written notice to the Chief Financial Officer or Secretary of the Company specifying the number of Option Shares to be purchased.  The notice must be in the form prescribed by Section 6.6 of the Plan.  The date of exercise is the date on which such notice is received by the Company.  Such notice must be accompanied by payment in full of the aggregate Exercise Price for the Option Shares to be purchased upon such exercise.  Payment shall be made (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock having an aggregate fair market value at the time of exercise equal to the aggregate Option Price, or (iii) by a combination of (i) and (ii).  In addition, the Company may establish a cashless exercise program in accordance with applicable laws and regulations.  Promptly after such payment, subject to Section 3 below, the Company shall issue and deliver to the Optionee or other person exercising this Option (pursuant to Section 6.8(a) of the Plan in the event of the death of the Optionee) a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

3.  Delivery and Registration of Shares of Common Stock.  The Company's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered pursuant to Section 6.8(a) of the Plan in the event of the death of the Optionee, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or any other Federal, state or local securities law or regulation.  In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act or other securities law or regulation.  The Company shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

4.  Non-transferability of This Option.  This Option may not be assigned, encumbered, or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in Section 5 below.  This Option is exercisable during the Optionee's lifetime only by the Optionee.  The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Company and any person to whom this Option is transferred by will or by the laws of descent and distribution.

5.  Termination of Employment.  This Option expires upon a termination of Optionee’s employment for Cause.  If the Optionee is terminated for Cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

Except as otherwise provided below, if the Optionee’s employment is involuntarily terminated without Cause, or voluntarily terminated for Good Reason (as defined in any change in control, severance or employment agreement between the Optionee and the Company or any Subsidiary of the Company which is in effect immediately prior to such employment termination, or any voluntary termination of employment which under the terms of any such employment agreement constitutes an “Involuntary Termination” of the Optionee’s employment, as defined therein), this Option shall continue to vest; provided in such case all rights under this Option (except as provided below in the case of death following such a termination of employment) shall expire on the later of one year after (a) the vesting date or (b) the date of employment termination, but in no event later than the Expiration Date.

If the Optionee voluntarily terminates employment for any reason other than death, Good Reason, a Pre-Age 65 Service Retirement (as defined below), a Retirement (as defined below) or a Post-Age 65 Service Retirement (as defined below), then the Optionee shall have ninety (90) days after such termination of employment to exercise this Option to the extent it is otherwise exercisable on the date of employment termination; provided this Option shall only be exercisable during the Exercise Period.

If the Optionee’s employment is voluntarily or involuntarily terminated other than for Cause or death prior to age 65 and the Optionee’s age plus years of service is equal to or greater than ninety (90) (“Pre-Age 65 Service Retirement”), this Option shall continue to vest and shall remain exercisable (except as provided below in the case of death following such a termination of employment) for one year after the later of (a) the vesting date or (b) the date of the Pre-Age 65 Service Retirement, but in no event later than the Expiration Date.

If the Optionee’s employment is voluntarily or involuntarily terminated other than for Cause or death on or after age 65 and the Optionee’s age plus years of service is less than ninety (90) (a “Retirement”), then this Option to the extent not otherwise exercisable shall become immediately exercisable and shall remain exercisable (except as provided below in the case of death following such a termination of employment) for a period of one year after Retirement, but in no event later than the Expiration Date.

If the Optionee’s employment is voluntarily or involuntarily terminated other than for Cause or death on or after age 65 and the Optionee’s age plus years of service is equal to or greater than ninety (90) (“Post-Age 65 Service Retirement”), then this Option to the extent not otherwise exercisable shall become exercisable and shall remain exercisable (except as provided below in the case of death following such a termination of employment) until the later of (a) one year after the date of the Post-Age 65 Service Retirement or (b) one year after the date this Option would have become exercisable (the vesting date) had its exercise not been accelerated, but in no event later than the Expiration Date.

In the event of the death of the Optionee while employed by the Company or following any of an involuntary termination of employment without Cause, a voluntary termination of employment for Good Reason, a Pre-Age 65 Service Retirement, a Retirement or a Post-Age 65 Service Retirement but prior to the date this Option would otherwise cease to be exercisable, then in any such event the person to whom the Option has been transferred by will or by the laws of descent and distribution may exercise this Option at any time within one year following the death of the Optionee, but in no event after the Expiration Date.

Nothing herein is intended to diminish the rights of the Optionee under the Plan if the Optionee’s employment is terminated due to Disability.

Notwithstanding the foregoing, to the extent the terms of any employment, severance or other agreement to which the Optionee is a party with the Company or any Subsidiary that is then in effect provide vesting or exercise rights in addition to those contained in this Section 5, such additional rights shall be deemed to be part of this Agreement and are incorporated herein by reference.

6.  Notice of Sale.  The Optionee or any person to whom this Option or the Option Shares shall have been transferred by will or by the laws of descent and distribution promptly shall give notice to the Company in the event of the sale or other disposition of Option Shares within the later of (i) two years from the date of grant of this Option or (ii) one year from the date of exercise of this Option.  Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 10 below.

7.  Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the shares of the Company’s Common Stock, such adjustment shall be made in the number and class of shares covered by this Option and the Exercise Price of this Option as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights; and provided that the number of shares subject to this Option shall always be a whole number.

8.  Effect of Change in Control.  A Change in Control of the Company or any of its Affiliates shall not accelerate the vesting of this Option or in any other manner affect this Option; provided, however, that in the case of a Change in Control or any other transaction where the Company is not the continuing entity (a “Transaction”), unless this Option (whether vested or unvested) is, in accordance with the agreement to which the Company is a party providing for the Transaction (the “Transaction Agreement”), assumed by the continuing entity or such entity’s ultimate parent entity or cancelled in exchange for consideration payable to the Optionee as specified in the Transaction Agreement, the Optionee shall upon consummation of such Transaction be entitled to receive a cash payment from the continuing entity or such entity’s ultimate parent entity equal to the excess, if any, of the Fair Market Value of a Share on the day prior to the effective date of the Transaction over the Exercise Price, multiplied by the number of remaining unexercised Option Shares (whether vested or unvested); provided, further, that no such payment shall be owed to the Optionee if the Fair Market Value of a Share on the day prior to the effective date of the Transaction does not exceed the Exercise Price.

9.  Shareholder Rights Not Granted by This Option.  The Optionee is not entitled by virtue hereof to any rights of a shareholder of the Company or to notice of meetings of shareholders or to notice of any other proceedings of the Company.

10.  Withholding Tax. The Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Optionee’s FICA and medicare obligations) required by law to be withheld with respect to any grant, exercise, or payment with respect to any of the Option Shares.

11.  Notices.  All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of MB Financial, Inc., 6111 N. River Road, Rosemont, Illinois 60018.  Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below.  Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Company or to the Optionee, as the case may be.

12.  Plan and Plan Interpretations as Controlling.  This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

13.  Optionee Service.  Nothing in this Option shall limit the right of the Company or any of its Affiliates to terminate the Optionee's service as an officer or employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Optionee.

14.  Optionee Acceptance.  The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Company at the address set forth in Section 10 above.

IN WITNESS WHEREOF, the parties hereto have caused this INCENTIVE STOCK OPTION AGREEMENT to be executed as of the date first above written.

MB FINANCIAL, INC.

                                         Jill E. York
                                         Vice President and
                                         Chief Financial Officer

Attested By:                                  ACCEPTED:

Doria L. Koros                                (Street Address)
Corporate Secretary

                                     (City, State, and Zip Code)